UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2016

Concurrent Computer Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100 Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

(678) 258-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2016, Concurrent Computer Corporation (the “Company”) entered into an Amendment to Tax Asset Preservation Plan (the “Amendment”), amending the Tax Asset Preservation Plan dated as of March 1, 2016 (the “Tax Asset Preservation Plan”) between the Company and American Stock Transfer & Trust Company, LLC, as rights agent. The Amendment revises the definition of “final expiration date” contained in the Tax Asset Preservation Plan to clarify that the rights will expire no later than the close of business on the fifth (5th) business day after the Company files with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the 2016 annual meeting of stockholders of the Company (including any postponement or adjournment thereof).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Asset Preservation Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016, and the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The description of the Amendment discussed in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Tax Asset Preservation Plan, dated October 13, 2016, between Concurrent Computer Corporation and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concurrent Computer Corporation

Date: October 13, 2016	By:	/s/ Davina Furnish
		Name: Title:	Davina Furnish SVP, General Counsel & Corporate Secretary

EXHIBITS

Exhibit No.	Description

10.1	Amendment to Tax Asset Preservation Plan, dated October 13, 2016, between Concurrent Computer Corporation and American Stock Transfer & Trust Company, LLC.